UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) May 11, 2007
GATX Corporation
(Exact name of registrant as specified in its charter)

New York	1-2328	36-1124040
(State or other jurisdiction of	(Commission File)	(IRS Employer
incorporation)	Number)	Identification No.)
500 West Monroe Street
Chicago, Illinois 60661-3676
(Address of principal executive offices, including zip code)
(312) 621-6200
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     On May 11, 2007, GATX Corporation (“GATX”) consummated the merger (the “Merger”) of its wholly-owned operating subsidiary, GATX Financial Corporation (“GFC”), with and into its parent, GATX, on and as of May 11, 2007. Effective as of the Merger, GATX’s By-Laws were amended and restated to: (i) create new officer positions, specifically, “Executive Vice Presidents” and “Senior Vice Presidents”; (ii) re-delegate certain authority previously delegated to Vice Presidents to the newly created Executive Vice Presidents and Senior Vice Presidents; (iii) establish an Appointment Committee of the Board consisting of the Chairman of the Board which has the authority of the Board to appoint and take certain other actions with respect to Vice Presidents (other than Executive Vice Presidents and Senior Vice Presidents); and (iv) make certain other technical clarifications. A copy of GATX’s Amended and Restated By-Laws is attached to this current report on Form 8-K as Exhibit 3.2.
Item 8.01 Other Events.
     On May 11, 2007, GATX Corporation (“GATX”) consummated the merger (the “Merger”) of its wholly-owned operating subsidiary, GATX Financial Corporation (“GFC”), with and into its parent, GATX, on and as of May 11, 2007. As a result of the Merger, all outstanding debt and other financial obligations of GFC became the obligations of GATX.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GATX CORPORATION
(Registrant)

/s/ Robert C. Lyons
Robert C. Lyons
Vice-President, Chief Financial Officer

Date: May 11, 2007

Exhibit Index

Exhibit No.	Description	Method of Filing

3.2	Amended and Restated By-Laws of GATX	Filed Electronically